UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2019 (January 29, 2019)
Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ		7033
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (908) 740-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Incorporated by reference is a press release issued by Merck & Co., Inc. (“Merck” or the “Company”) on January 29, 2019, attached as Exhibit 99.1, announcing the election of Mary Ellen Coe, to the Company’s Board of Directors (the “Board”), effective March 18, 2019. The Board of Directors appointed Ms. Coe as a member of the Audit Committee of the Board.

For her service on the Board of Directors, Ms. Coe will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2018.

There are no arrangements or understandings between Ms. Coe and any person pursuant to which she was elected to the Board, nor does she have a relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission in connection with her appointment as a director of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1    Press Release issued January 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date:	January 30, 2019	By:	/s/ Faye C. Brown
Name: Faye C. Brown
Title: Senior Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued January 29, 2019